Exhibit 99.1

Entergy 639 Loyola Avenue New Orleans, LA 70113

News
Release

Date:	August 1, 2018

For Release:	Immediately

Contact:	Emily Parenteau (Media) (504) 576-4238 eparent@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Second Quarter Earnings

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported second quarter 2018 earnings per share of $1.34 on an as-reported basis and $1.79 on an operational basis (non-GAAP), which excludes the effects of special items. Results included 31 cents of income tax benefits from the settlement of its 2012-2013 IRS audit.

“Our results this quarter keep us on track to meet the strategic, operational and financial objectives that we reinforced at our Analyst Day in June,” said Entergy Chairman and Chief Executive Officer Leo Denault. “We continue to make significant progress toward transitioning to a pure play utility, as evidenced by our announcement to sell EWC’s Pilgrim and Palisades nuclear plants after their scheduled shutdowns.”

Table of Contents Page
News Release1
Appendices8
A: Consolidated Results and Special Items9
B: Earnings Variance Analysis12
C: Utility Financial and Operating Measures14
D: EWC Financial and Operating Measures16
E: Consolidated Financial Measures17
F: Definitions and Abbreviations and Acronyms18
G: GAAP to Non-GAAP Reconciliations22
Financial Statements26

Business highlights included the following:

•	Entergy entered into purchase and sale agreements for EWC’s Pilgrim and Palisades nuclear plants.

•	The LPSC approved Entergy Louisiana’s planned acquisition of Washington Parish Energy Center.

•	ANO Units 1 and 2 returned to Column 1 of the NRC’s reactor oversight process.

•	Entergy Louisiana and Entergy Arkansas each submitted annual formula rate plan filings and Entergy New Orleans and Entergy Texas each filed base rate cases.

•	In June, Entergy Corporation completed a $1.15 billion common stock offering with a forward component.

•	For the third consecutive year, Entergy Corporation was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the nation.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Second Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	Second Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
(After-tax, $ in millions)
As-reported earnings	245	410	(165)	378	493	(114)
Less special items	(82)	(151)	70	(160)	(246)	87
Operational earnings (non-GAAP)	327	561	(234)	538	739	(201)
Estimated weather in billed sales	21	(16)	36	37	(45)	82

(After-tax, per share in $)
As-reported earnings	1.34	2.27	(0.93)	2.08	2.74	(0.66)
Less special items	(0.45)	(0.84)	0.39	(0.88)	(1.37)	0.49
Operational earnings (non-GAAP)	1.79	3.11	(1.32)	2.96	4.11	(1.15)
Estimated weather in billed sales	0.11	(0.09)	0.20	0.20	(0.25)	0.45

Calculations may differ due to rounding

Consolidated Results

For second quarter 2018, the company reported earnings of $245 million, or $1.34 per share, on an as-reported basis and earnings of $327 million, or $1.79 per share, on an operational basis. This compared to second quarter 2017 earnings of $410 million, or $2.27 per share, on an as-reported basis and earnings of $561 million, or $3.11 per share on an operational basis. Second quarter 2017 results included a $373 million, or $2.07 per share income tax item at EWC.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances by business is provided in Appendix B.

Utility, Parent & Other Results

For second quarter 2018, the Utility business reported earnings attributable to Entergy Corporation of $376 million, or $2.05 per share, compared to $243 million, or $1.35 per share, in second quarter 2017. Drivers for the quarterly increase included higher retail sales volume and lower income taxes, partially offset by higher operating expenses.

The current period results reflected a $278 million reduction in income taxes, with a corresponding reduction in net revenue, for the amortization of unprotected excess ADIT. Approximately $150 million was credited to customer bills and the balance was recorded as a regulatory charge for recovery of certain rate base and related assets. The net effect was neutral to earnings.

Excluding the $278 million unprotected excess ADIT, net revenue increased, driven by higher retail sales volume, including favorable weather in second quarter 2018 compared to unfavorable weather a year ago. Weather-adjusted billed sales declined period over period, but was more than offset by higher volume in the unbilled period. Rate actions to recover investments that benefit customers also contributed to the increase. Current period results also included regulatory provisions recorded to return benefits of the lower federal tax rate to customers at Entergy Louisiana and Entergy New Orleans.

On a weather-adjusted basis, billed sales decreased (1.3) percent, including (3.4) percent and (1.6) percent for residential and commercial sales, respectively. Industrial sales volume was essentially flat driven by continued growth from new and expansion customers as well as small industrials, largely offset by decreased cogeneration sales.

Excluding the $278 million unprotected excess ADIT, income taxes were lower driven by tax benefits from the settlement of the 2012-2013 IRS audit and the reduction of the federal income tax rate.

Utility non-fuel O&M increased quarter-over-quarter. The primary driver was higher spending on fossil operations. Energy efficiency spending and storm reserves were also higher, but were largely offset in net revenue.

For second quarter 2018, Parent & Other reported a loss of $(73 million), or (40) cents per share, compared to a loss of $(57 million), or (32) cents per share, in second quarter 2017.

On a combined basis, Utility, Parent & Other (non-GAAP) contributed $1.65 to second quarter 2018 consolidated EPS compared to $1.03 in second quarter 2017 consolidated EPS. On an adjusted basis, excluding special items and normalizing weather and income taxes, Utility, Parent & Other contributed $1.23 in second quarter 2018 to consolidated EPS, compared to $1.12 in second quarter 2017.

Appendix C contains additional details on Utility financial and operating measures, including a reconciliation for non-GAAP Utility, Parent & Other adjusted earnings and EPS.

Entergy Wholesale Commodities Results

For second quarter 2018, EWC recorded a loss attributable to Entergy Corporation of $(57 million), or (31) cents per share, on an as-reported basis and earned $25 million, or 14 cents per share, on an operational basis. This compared to second quarter 2017 earnings of $223 million, or $1.24 per share, on an as-reported basis and earnings of $375 million, or $2.08 per share, on an operational basis. The prior period results included an income tax item which reduced income taxes and increased earnings by $373 million, or $2.07 per share.

As-reported results in both periods reflected impairments and other expenses recorded as a result of strategic decisions for the wholesale business. These items totaled $(82 million), or (45)

cents per share, in second quarter 2018, compared to $(151 million), or (84) cents per share, a year ago. These costs were considered special items and excluded from operational earnings.

Quarterly earnings also reflected higher net revenue as a result of higher nuclear energy volume, partially offset by lower nuclear energy pricing.

Appendix D contains additional details on EWC financial and operating measures, including a reconciliation for non-GAAP EWC operational adjusted EBITDA.

Earnings Guidance

Entergy affirmed its 2018 consolidated operational earnings guidance range of $6.25 to $6.85 per share and its Utility, Parent & Other adjusted guidance range of $4.50 to $4.90 per share.

The company has provided 2018 earnings guidance with regard to the non-GAAP measures of consolidated operational EPS and Utility, Parent & Other adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2018. The only anticipated special items that the company can reasonably estimate at this time are those that relate to the decisions to sell or close the company’s merchant nuclear plants; these estimated costs, which are excluded from the earnings guidance, are expected to decrease as-reported EPS by approximately $(2.75) per share in 2018.

Earnings Teleconference

A teleconference will be held at 9:00 a.m. Central Time on Wednesday, August 1, 2018, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 3594779, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through August 8, 2018, by dialing 855-859-2056, conference ID 3594779. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 9,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Entergy maintains a web page as part of its Investor Relations website, entitled “Regulatory and Other Information,” which provides investors with key updates of regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP financial measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairments, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s decisions to shut down or sell its merchant nuclear plants. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; net revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above.

Entergy reports the combination of the Utility segment with Parent & Other as Utility, Parent & Other, which is all of Entergy excluding the EWC segment, since management uses this combination in making decisions about its ongoing business in light of its decision to exit the merchant power business. Entergy also reports Utility, Parent & Other adjusted earnings, which combines the Utility segment with Parent & Other, excludes applicable special items and normalizes weather and income tax expense for the periods presented, because it believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the Utility sector. The methodologies employed to determine the normalized weather and income tax expense adjustments, each of which is further described in this release, involve estimations and the judgement of management.

In addition to reporting earnings per share on a consolidated basis, Entergy reports on a per share basis the earnings or loss of each of its segments, together with the combination of the Utility segment and Parent & Other. These per share measures represent the net income or loss of such segment or segments divided by the diluted average number of shares of common stock outstanding for the period. Entergy believes such per share measures provide useful information to investors in understanding the results of operations of those businesses and their contribution to Entergy’s consolidated results of operations.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; operational FFO to debt ratio, excluding securitization debt and operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2018 earnings guidance; its current financial and operational outlook; and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

Second Quarter 2018 Earnings Release Appendices and Financial Statements

Appendices
Appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Earnings Variance Analysis

•	C: Utility Financial and Operating Measures

•	D: EWC Financial and Operating Measures

•	E: Consolidated Financial Measures

•	F: Definitions and Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Financial Statements
Financial statements are presented in this section.

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to operational earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A-3 and Appendix A-4 for details on special items, including income tax effects on adjustments)

	Second Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
(After-tax, $ in millions)
Earnings (loss)
Utility	376	243	132	591	408	182
Parent & Other	(73)	(57)	(16)	(137)	(111)	(26)
EWC	(57)	223	(280)	(75)	196	(271)
Consolidated	245	410	(165)	378	493	(114)

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(82)	(151)	70	(160)	(246)	87
Consolidated	(82)	(151)	70	(160)	(246)	87

Operational earnings (loss) (non-GAAP)
Utility	376	243	132	591	408	182
Parent & Other	(73)	(57)	(16)	(137)	(111)	(26)
EWC	25	375	(350)	84	442	(358)
Consolidated	327	561	(234)	538	739	(201)
Estimated weather in billed sales	21	(16)	36	37	(45)	82

Diluted average number of common shares outstanding (in millions)	183.0	180.2		182.2	180.0

(After-tax, per share in $) (a)
Earnings (loss)
Utility	2.05	1.35	0.7	3.24	2.27	0.97
Parent & Other	(0.4)	(0.32)	(0.08)	(0.75)	(0.62)	(0.13)
EWC	(0.31)	1.24	(1.55)	(0.41)	1.09	(1.5)
Consolidated	1.34	2.27	(0.93)	2.08	2.74	(0.66)

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(0.45)	(0.84)	0.39	(0.88)	(1.37)	0.49
Consolidated	(0.45)	(0.84)	0.39	(0.88)	(1.37)	0.49

Operational earnings (loss) (non-GAAP)
Utility	2.05	1.35	0.70	3.24	2.27	0.97
Parent & Other	(0.40)	(0.32)	(0.08)	(0.75)	(0.62)	(0.13)
EWC	0.14	2.08	(1.94)	0.47	2.46	(1.99)
Consolidated	1.79	3.11	(1.32)	2.96	4.11	(1.15)
Estimated weather in billed sales	0.11	(0.09)	0.20	0.20	(0.25)	0.45

Calculations may differ due to rounding

(a)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides a comparative summary OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2018 vs. 2017
($ in millions)
	Second Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Utility	626	569	57	1,149	1,127	22
Parent & Other	(58)	(51)	(7)	(115)	(226)	111
EWC	(45)	(228)	183	46	(81)	127
Consolidated	523	290	232	1,080	820	260

Calculations may differ due to rounding

OCF increased quarter-over-quarter due primarily to lower severance and retention payments at EWC and increased collections for fuel and purchased power cost recovery at the Utility. Another contributing factor was lower refueling outage costs at both EWC and the Utility. The increase was partially offset by the return of the unprotected excess ADIT to customers.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an earnings and EPS basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational earnings is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
Second Quarter and Year-to-Date 2018 vs. 2017
(Pre-tax except for income tax effects and total, $ in millions)
	Second Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change

EWC
Items associated with decisions to close or sell EWC nuclear plants	(103)	(233)	129	(202)	(464)	262
Gain on the sale of FitzPatrick	—	—	—	—	16	(16)
Income tax effect on adjustments above (b)	22	82	(60)	42	157	(114)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	—	45	(45)
Total EWC	(82)	(151)	70	(160)	(246)	87

Total special items	(82)	(151)	70	(160)	(246)	87

(After-tax, per share in $) (c)
EWC
Items associated with decisions to close or sell EWC nuclear plants	(0.45)	(0.84)	0.39	(0.88)	(1.68)	0.80
Gain on the sale of FitzPatrick	—	—	—	—	0.06	(0.06)
Income tax benefit resulting from FitzPatrick transaction	—	—	—	—	0.25	(0.25)
Total EWC	(0.45)	(0.84)	0.39	(0.88)	(1.37)	0.49

Total special items	(0.45)	(0.84)	0.39	(0.88)	(1.37)	0.49

Calculations may differ due to rounding

(b)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply.

(c)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the diluted average number of common shares outstanding for the period.

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2018 vs. 2017
(Pre-tax except for Income taxes and Total, $ in millions)
	Second Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
EWC
Net revenue	—	1	(1)	—	91	(91)
Non-fuel O&M	(32)	(37)	5	(57)	(157)	100
Taxes other than income taxes	(2)	(3)	1	(3)	(7)	4
Asset write-off and impairments	(69)	(194)	125	(142)	(405)	264
Gain on sale of assets	—	—	—	—	16	(16)
Miscellaneous net (other income)	—	—	—	—	15	(15)
Income taxes (d)	22	82	(60)	42	201	(159)
Total EWC	(82)	(151)	70	(160)	(246)	87

Total special items (after-tax)	(82)	(151)	70	(160)	(246)	87

Calculations may differ due to rounding

(d)
Income taxes included the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item. The year-to-date 2017 period also included the income tax benefit which resulted from the FitzPatrick transaction.

B: Earnings Variance Analysis
Appendix B provides details of current quarter 2018 versus 2017 as-reported and operational earnings variance analysis for Utility, Parent & Other and EWC.

Appendix B-1: As-Reported and Operational Earnings Variance Analysis
Second Quarter 2018 vs. 2017
(Pre-tax except for Income taxes, $ in millions)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2017 earnings	243	243		(57)	(57)	223	375		410	561
Net revenue	(179)	(179)	(e)	—	—	22	22	(f)	(157)	(157)
Non-fuel O&M	(31)	(31)	(g)	(5)	(5)	(6)	(11)		(42)	(47)
Asset write-offs and impairments	—	—		—	—	125	—	(h)	125	—
Decommissioning expense	3	3		—	—	—	—		3	3
Taxes other than income taxes	(2)	(2)		—	—	(3)	(3)		(5)	(5)
Depreciation/amortization exp.	(14)	(14)		—	—	13	13		(1)	(1)
Other income (deductions)-other	(11)	(11)		(1)	(1)	(4)	(4)		(16)	(16)
Interest exp. and other charges	(5)	(5)		(7)	(7)	(2)	(2)		(14)	(14)
Income taxes	371	371	(i)	(3)	(3)	(425)	(365)	(j)	(57)	3
2018 earnings	376	376		(73)	(73)	(57)	25		245	327

Appendix B-2: As-Reported and Operational Earnings Variance Analysis
Year-to-Date 2018 vs. 2017
(Pre-tax except for Income taxes, $ in millions)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2017 earnings	408	408		(111)	(111)	196	442		493	739
Net revenue	(124)	(124)	(e)	—	—	(90)	1	(f)	(214)	(123)
Non-fuel O&M	(66)	(66)	(g)	(5)	(5)	92	(8)	(k)	21	(79)
Asset write-offs and impairments	—	—		—	—	263	—	(h)	263	—
Decommissioning expense	6	6		—	—	17	17	(l)	23	23
Taxes other than income taxes	(17)	(17)	(m)	—	—	3	(1)		(14)	(18)
Depreciation/amortization exp.	(28)	(28)	(n)	—	—	28	28	(o)	—	—
Gain on sale of assets	—	—		—	—	(16)	—	(p)	(16)	—
Other income (deductions)-other	—	—		(2)	(2)	(61)	(46)	(q)	(63)	(48)
Interest exp. and other charges	(7)	(7)		(11)	(11)	(4)	(4)		(22)	(22)
Income taxes	417	417	(i)	(8)	(8)	(502)	(344)	(j)	(93)	65
2018 earnings	591	591		(137)	(137)	(75)	84		378	538

Calculations may differ due to rounding

See appendix in the webcast slide presentation for additional details on EWC line item variances.

Utility Net Revenue Variance Analysis 2018 vs. 2017 (Pre-tax, $ in millions)
	Second Quarter	Year-to-Date
Estimated weather	53	123
Volume/unbilled	48	36
Retail electric price	10	28
Unprotected excess ADIT	(278)	(278)
Reg. provisions for lower tax rate	(29)	(58)
Other	17	25
Total	(179)	(124)

(e)
The second quarter and year-to-date earnings decreases from lower Utility net revenue were driven by unprotected excess ADIT (offset in income taxes), as well as regulatory provisions at E-LA and E-NO to reflect regulatory agreements to return the benefits of the lower federal tax rate to customers. The decreases were partially offset by higher retail sales volume, including the effects of weather and volume in the unbilled period. In the second quarter, weather-adjusted billed sales volume decreased, however this was more than offset by higher volume in the unbilled period. 2018 results also included rate changes from E-AR’s 2018 FRP and E-TX’s DCRF.

(f)
The second quarter earnings increase from higher EWC net revenue reflected higher volume from merchant nuclear plants, partially offset by lower nuclear energy prices. The year-to-date as-reported variance reflected cost reimbursements from the buyer related to the FitzPatrick sale in first quarter 2017 (classified as a special item and offset in non-fuel O&M).

(g)
The second quarter earnings decrease from higher Utility non-fuel O&M was due primarily to higher spending on fossil operations. Energy efficiency spending and storm reserves were also higher (largely offset in net revenue). The year-to-date variance was due to higher spending on fossil and nuclear operations, as well as higher vegetation spending. Higher energy efficiency spending and storm reserves also contributed (largely offset in net revenue). This was partly offset by higher nuclear insurance refunds in 2018 compared to 2017.

(h)
The second quarter and year-to-date as-reported earnings increases from lower EWC asset write-offs and impairments were due to lower impairment charges for EWC nuclear plants, partly due to Palisades no longer being impaired as a result of the decision to operate that plant until May 2022, as well as lower refueling outage costs charged to impairment (classified as special items).

(i)
The second quarter and year-to-date earnings increases from lower Utility income taxes were primarily due to the amortization of the unprotected excess ADIT (offset in net revenue), tax benefits from the settlement of the 2012-2013 IRS audit totaling $44 million and the change in the federal income tax rate.

(j)
The second quarter and year-to-date earnings decreases from higher EWC income taxes were due primarily to a tax election in second quarter 2017 that reduced income taxes by $373 million. 2018 results also reflected $13 million in tax benefits from the settlement of the 2012-2013 IRS audit and the change in the federal income tax rate. The year-to-date as-reported earnings decrease also reflected a tax benefit in first quarter 2017, which resulted from the sale of FitzPatrick (classified as a special item).

(k)
The as-reported earnings increase from lower EWC non-fuel O&M was due primarily to costs incurred in first quarter 2017 related to the agreement to sell FitzPatrick (classified as a special item and offset in net revenue).

(l)	The earnings increase from lower EWC decommissioning expense was due primarily to the sale of FitzPatrick in first quarter 2017.

(m)	The earnings decrease from higher Utility taxes other than income taxes was due to higher franchise, ad valorem and payroll taxes.

(n)	The earnings decrease from higher depreciation expense was due primarily to higher plant in service.

(o)	The earnings increase from lower depreciation expense was due primarily to the decision to operate Palisades until May 2022, thereby extending the period in which the plant is depreciated.

(p)	The as-reported earnings decrease from lower EWC gain on sale of assets was due to the gain on the sale of FitzPatrick in first quarter 2017 (classified as a special item).

(q)
The earnings decrease from lower EWC other income (deductions)-other was due largely to losses on the decommissioning trust fund investments in first quarter 2018, including unrealized losses on equity investments that were previously recorded as other comprehensive income on the balance sheet, now recorded to the income statement. The as-reported earnings decrease also reflected the absence of gains on the receipt of the Indian Point 3 and FitzPatrick decommissioning trust funds from NYPA in first quarter 2017 (classified as a special item).

C: Utility Financial and Operating Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS contribution, each of which excludes the effects of special items and normalizes weather and income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2018 vs. 2017 (See Appendix A for details on special items)
	Second Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
($ in millions)
Utility as-reported earnings	376	243	132	591	408	182
Parent & Other as-reported (loss)	(73)	(57)	(16)	(137)	(111)	(26)
UP&O as-reported earnings	303	187	116	454	297	156

Less:
Special items	—	—	—	—	—	—
Estimated weather (r)	28	(26)	53	49	(73)	123
Tax effect of estimated weather (s)	(7)	10	(17)	(13)	28	(41)
Estimated weather impact (after-tax)	21	(16)	36	37	(45)	82

Other income tax items (t)	57	1	57	64	(9)	72

UP&O adjusted earnings	224	202	23	353	351	2

(After-tax, per share in $) (u)
Utility as-reported earnings	2.05	1.35	0.70	3.24	2.27	0.97
Parent & Other as-reported (loss)	(0.40)	(0.32)	(0.08)	(0.75)	(0.62)	(0.13)
UP&O as-reported earnings	1.65	1.03	0.62	2.49	1.65	0.84

Less:
Special items	—	—	—	—	—	—
Estimated weather	0.11	(0.09)	0.20	0.20	(0.25)	0.45
Other income tax items	0.31	—	0.31	0.35	(0.05)	0.40
UP&O adjusted earnings	1.23	1.12	0.11	1.94	1.95	(0.01)

Calculations may differ due to rounding

(r)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

(s)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply.

(t)
Other income tax items represent the adjustment made to income tax expense to reflect a statutory tax rate estimated to be 25.5% in 2018 and 38.5% in 2017. The second quarter and year-to-date 2018 periods exclude $278 million reduction in net revenue and income taxes for unprotected excess ADIT (no earnings impact).

(u)	Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix C-2 and Appendix C-3 provides comparative summaries of Utility operating and financial measures.

Appendix C-2: Utility Operating and Financial Measures
Second Quarter and Year-to-Date 2018 vs. 2017
	Second Quarter				Year-to-Date
	2018	2017	% Change	% Weather Adjusted (v)	2018	2017	% Change	% Weather Adjusted (v)
GWh billed
Residential	7,749	7,340	5.6%	(3.4%)	17,036	14,977	13.7%	0.6%
Commercial	6,943	6,886	0.8%	(1.6%)	13,675	13,325	2.6%	0.3%
Governmental	612	609	0.5%	(0.5%)	1,220	1,202	1.5%	0.8%
Industrial	12,219	12,209	0.1%	0.1%	23,624	23,326	1.3%	1.3%
Total retail sales	27,523	27,044	1.8%	(1.3%)	55,555	52,830	5.2%	0.8%
Wholesale	2,566	1,845	39.1%		5,810	4,867	19.4%
Total sales	30,089	28,889	4.2%		61,365	57,697	6.4%

Number of electric retail customers
Residential					2,481,598	2,470,348	0.5%
Commercial					357,177	355,751	0.4%
Governmental					17,917	17,844	0.4%
Industrial					47,694	45,872	4.0%
Total retail customers					2,904,386	2,889,815	0.5%

Net revenue ($ in millions)	1,382	1,549	(10.8%)		2,842	2,954	(3.8%)
Non-fuel O&M (per MWh in $)	22.05	21.88	0.8%		21.05	21.25	(0.9%)

Appendix C-3: Utility Operating Measures
Twelve Months Ended June 30, 2018 vs. 2017
	Twelve Months Ended June 30
	2018	2017	% Change	% Weather Adjusted (v)
GWh billed
Residential	35,893	34,871	2.9%	1.6%
Commercial	29,096	29,234	(0.5%)	1.0%
Governmental	2,529	2,540	(0.4%)	(0.2%)
Industrial	48,067	46,501	3.4%	3.4%
Total retail sales	115,585	113,146	2.2%	2.1%

Calculations may differ due to rounding
Certain prior year data has been reclassified to conform with current year presentation

(v)
The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2018 vs. 2017
($ in millions)	Second Quarter			Year-to-Date
	2018	2017	Change	2018	2017	Change
Net income (loss)	(56)	224	(280)	(74)	197	(271)
Add back: interest expense	8	6	2	17	12	5
Add back: income taxes	(30)	(455)	425	(31)	(533)	502
Add back: depreciation and amortization	39	52	(13)	77	105	(28)
Subtract: interest and investment income	58	59	(1)	56	102	(46)
Add back: decommissioning expense	60	60	—	118	135	(17)
Adjusted EBITDA (non-GAAP)	(37)	(172)	135	50	(186)	236
Add back pre-tax special items for:
Items associated with decisions to close or sell EWC nuclear plants	103	233	(129)	202	464	(262)
Gain on the sale of FitzPatrick	—	—	—	—	(16)	16
Operational adjusted EBITDA (non-GAAP)	66	61	5	252	261	(10)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Second Quarter and Year-to-Date 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Second Quarter			Year-to-Date
	2018	2017	% Change	2018	2017	% Change
Owned capacity (MW)				3,962	3,962	—
GWh billed	7,281	6,019	21.0	14,277	14,382	(0.7)
As-reported net revenue ($ in millions)	272	250	8.8	654	744	(12.1)
Operational net revenue (non-GAAP) ($ in millions)	272	250	8.8	654	653	0.2

EWC Nuclear Fleet
Capacity factor	86%	59%	45.8	85%	71%	19.7
GWh billed	6,713	5,393	24.5	13,121	13,228	(0.8)
Production cost per MWh	$17.15	$27.11	(36.7)	$17.93	$20.96	(14.5)
Average energy/capacity revenue per MWh (w)	$41.82	$51.76	(19.2)	$49.21	$53.79	(8.5)
As-reported net revenue ($ in millions)	267	247	8.1	646	738	(12.6)
Operational net revenue (non-GAAP) ($ in millions)	267	246	8.4	646	647	(0.3)
Refueling outage days
FitzPatrick	—	—		—	42
Indian Point 2	20	—		33	—
Indian Point 3	—	47		—	66
Palisades	—	27		—	27
Pilgrim	—	43		—	43

Calculations may differ due to rounding

(w)	Average energy and capacity revenue per MWh excluding FitzPatrick was $52.02 in year-to-date 2017.
See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Second Quarter 2018 vs. 2017 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending June 30	2018	2017	Change
GAAP Measures
ROIC - as-reported	3.2%	(1.9%)	5.1%
ROE - as-reported	3.6%	(9.8%)	13.4%
Non-GAAP Measures
ROIC - operational	6.4%	6.5%	(0.1%)
ROE - operational	13.4%	13.3%	0.1%

As of June 30 ($ in millions)	2018	2017	Change
GAAP Measures
Cash and cash equivalents	813	934	(121)
Revolver capacity	3,885	4,163	(278)
Commercial paper	1,945	1,147	798
Total debt	17,881	16,285	1,596
Securitization debt	483	602	(119)
Debt to capital ratio	68.5%	65.5%	3.0%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	64	70	(6)
Leases - Entergy’s share	429	397	32
Power purchase agreements accounted for as leases	136	166	(30)
Total off-balance sheet liabilities	629	633	(4)
Non-GAAP Financial Measures
Debt to capital ratio, excluding securitization debt	67.9%	64.7%	3.2%
Gross liquidity	4,698	5,097	(399)
Net debt to net capital ratio, excluding securitization debt	66.9%	63.2%	3.7%
Parent debt to total debt ratio, excluding securitization debt	24.1%	20.5%	3.6%
Operational FFO to debt ratio, excluding securitization debt	15.4%	15.2%	0.2%
Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	15.9%	15.2%	0.7%

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures. Non-GAAP financial measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operating and Financial Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenues less fuel, fuel related expenses and gas purchased for resale; purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of electric retail customers	Number of electric customers at the end of the period

EWC Operating and Financial Measures
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Average revenue under contract (applies to capacity contracts only) (in $/kW-month)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operating and Financial Measures (continued)
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Net revenue	Operating revenues less fuel, fuel-related expenses and purchased power
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation (average)
Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim (May 31, 2019), Indian Point 2 (April 30, 2020), Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at E-TX and Hurricane Isaac at E-NO; the 2009 ice storm at E-AR and investment recovery of costs associated with the cancelled Little Gypsy repowering project at E-LA

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA	Earnings before interest, depreciation and amortization and income taxes and excluding decommissioning expense
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Gross liquidity	Sum of cash and revolver capacity
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS excluding special items
Operational FFO	FFO excluding the effects of special items
Operational FFO to debt ratio, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt and return of unprotected excess ADIT
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
UP&O adjusted earnings	As-reported earnings excluding special items and normalizing weather and income taxes
Utility, Parent & Other	Combines the Utility segment with Parent & Other, which is all of Entergy excluding the EWC segment

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AMI
ANO

APSC
ARO
bps
CCGT
CCNO
COD
CT
DCRF
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA

ENGC
ENP
ENVY
ESI
EPS
ETR
EWC
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf or GGNS
Indian Point 1
or IP1
Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC
IRS
ISO
ISES 2

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Simple cycle combustion turbine
Distribution cost recovery factor
Entergy Arkansas, Inc.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Nuclear Generation Company
Entergy Nuclear Palisades, LLC
Entergy Nuclear Vermont Yankee
Entergy Services, Inc.
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear, sold March 31, 2017)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear)

Indian Point Energy Center Unit 3 (nuclear)

Indian Point Energy Center (nuclear)
Internal Revenue Service
Independent system operator
Unit 2 of Independence Steam Electric Station (coal)

LPSC
LTM
MISO
Moody’s
MPSC
MTEP
Nelson 6
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NOPS

NorthStar
NRC
NYISO
NYPA
NYSE
O&M
OCF
OpCo
OPEB
Palisades
Pilgrim
PPA

PUCT
RICE
RFP
ROE
ROIC
RPCE
RS Cogen
RSP
S&P
SEC
SERI
TCRF
Union
UPSA
UP&O
VPUC
VY or Vermont Yankee
WACC
WPEC

Louisiana Public Service Commission
Last twelve months
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
Unit 6 of Roy S. Nelson plant (coal)
New England Power Pool
Ninemile Point Unit 6 (CCGT)
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
New Orleans Power Station (reciprocating internal combustion engine/natural gas)
NorthStar Decommissioning Holdings, LLC
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York Power Authority
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Operating Company
Other post-employment benefits
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Reciprocating Internal Combustion Engine
Request for proposals
Return on equity
Return on invested capital
Rough production cost equalization
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Union Power Station (CCGT)
Unit Power Sales Agreement
Utility, Parent & Other
Vermont Public Utility Commission
Vermont Yankee Nuclear Power Station (nuclear)

Weighted-average cost of capital
Washington Parish Energy Center (CT/natural gas)

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - EWC Operational Net Revenue
($ in millions except where noted)		Second Quarter		Year-to-Date
		2018	2017	2018	2017
EWC
As-reported net revenue	(A)	272	250	654	744
Special items included in net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		—	1	—	91
Total special items included in net revenue	(B)	—	1	—	91
Operational net revenue	(A-B)	272	250	654	653

EWC Nuclear
As-reported EWC Nuclear net revenue	(C)	267	247	646	738
Special items included in EWC Nuclear net revenue:
EWC Nuclear costs associated with decisions to close or sell plants		—	1	—	91
Total special items included in EWC Nuclear net revenue	(D)	—	1	—	91
Operational EWC Nuclear net revenue	(C-D)	267	247	646	647

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Second Quarter
		2018	2017
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	297	(888)
Preferred dividends		14	15
Tax effected interest expense		510	404
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	821	(469)

Special items in prior quarters		(720)	(1,947)
Items associated with decisions to close or sell EWC nuclear plants		(82)	(151)
Total special items, rolling 12 months	(C)	(802)	(2,098)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense (non-GAAP)	(B-C)	1,624	1,629

Operational earnings, rolling 12 months (non-GAAP)	(A-C)	1,099	1,210

Average invested capital	(D)	25,480	24,886

Average common equity	(E)	8,197	9,064

ROIC - as-reported	(B/D)	3.2%	(1.9%)
ROIC - operational	[(B-C)/D]	6.4%	6.5%
ROE - as-reported	(A/E)	3.6%	(9.8%)
ROE - operational	[(A-C)/E]	13.4%	13.3%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt and Return of Unprotected Excess ADIT

($ in millions except where noted)		Second Quarter
		2018	2017
Total debt	(A)	17,881	16,285
Less securitization debt	(B)	483	602
Total debt, excluding securitization debt	(C)	17,398	15,683
Less cash and cash equivalents	(D)	813	934
Net debt, excluding securitization debt	(E)	16,585	14,749

Total capitalization	(F)	26,102	24,859
Less securitization debt	(B)	483	602
Total capitalization, excluding securitization debt	(G)	25,619	24,257
Less cash and cash equivalents	(D)	813	934
Net capital, excluding securitization debt	(H)	24,806	23,323

Debt to capital ratio	(A/F)	68.5%	65.5%
Debt to capital ratio, excluding securitization debt	(C/G)	67.9%	64.7%
Net debt to net capital ratio, excluding securitization debt	(E/H)	66.9%	63.2%

Revolver capacity	(I)	3,885	4,163

Gross liquidity	(D+I)	4,698	5,097

Entergy Corporation notes:
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	750
Total parent long-term debt	(J)	1,850	1,850
Revolver draw	(K)	390	225
Commercial paper	(L)	1,945	1,147
Total parent debt	(J+K+L)	4,185	3,222

Parent debt to total debt ratio, excluding securitization debt	[(J+K+L)/C]	24.1%	20.5%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; FFO to Debt, excluding Securitization Debt and Return of Unprotected Excess ADIT (continued)

($ in millions except where noted)		Second Quarter
		2018	2017
Total debt	(A)	17,881	16,285
Less securitization debt	(B)	483	602
Total debt, excluding securitization debt	(C)	17,398	15,683

Net cash flow provided by operating activities, rolling 12 months	(D)	2,884	2,566

AFUDC-borrowed funds, rolling 12 months	(E)	(53)	(37)

Working capital items in net cash flow provided by operating activities (rolling 12 months):
Receivables		(149)	(33)
Fuel inventory		(1)	35
Accounts payable		190	139
Prepaid taxes and taxes accrued		28	(38)
Interest accrued		3	(2)
Other working capital accounts		(48)	62
Securitization regulatory charges		123	115
Total	(F)	146	278

FFO, rolling 12 months	(G)=(D+E-F)	2,685	2,251

Add back special items (rolling 12 months pre-tax):
Items associated with decisions to close or sell EWC nuclear plants		0	126
Operational FFO, rolling 12 months	(H)	2,685	2,377

Operational FFO to debt ratio, excluding securitization debt	(H/C)	15.4%	15.2%

Estimated return of unprotected excess ADIT (rolling 12 months pre-tax)	(I)	76	0

Operational FFO to debt ratio, excluding securitization debt and return of unprotected excess ADIT	[(H)+(I)/(C]	15.9%	15.2%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$48,661	$6,212	$324	$55,197
Temporary cash investments	574,624	6,038	176,928	757,590
Total cash and cash equivalents	623,285	12,250	177,252	812,787
Notes receivable	—	(514,151)	514,151	—
Accounts receivable:
Customer	576,467	—	86,279	662,746
Allowance for doubtful accounts	(14,545)	—	—	(14,545)
Associated companies	19,330	(40,995)	21,665	—
Other	140,166	—	9,918	150,084
Accrued unbilled revenues	460,181	—	—	460,181
Total accounts receivable	1,181,599	(40,995)	117,862	1,258,466
Deferred fuel costs	114,293	—	—	114,293
Fuel inventory - at average cost	169,958	—	4,173	174,131
Materials and supplies - at average cost	694,914	—	57,606	752,520
Deferred nuclear refueling outage costs	169,654	—	2,954	172,608
Prepayments and other	211,356	(9,088)	47,377	249,645
TOTAL	3,165,059	(551,984)	921,375	3,534,450

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	3,203,656	—	4,013,642	7,217,298
Non-utility property - at cost (less accumulated depreciation)	284,452	(13)	10,109	294,548
Other	433,319	—	747	434,066
TOTAL	5,312,213	(1,390,687)	4,024,584	7,946,110

PROPERTY, PLANT, AND EQUIPMENT

Electric	46,851,946	4,465	949,057	47,805,468
Property under capital lease	620,419	—	—	620,419
Natural gas	477,715	—	—	477,715
Construction work in progress	2,504,083	287	55,420	2,559,790
Nuclear fuel	760,373	—	105,856	866,229
TOTAL PROPERTY, PLANT AND EQUIPMENT	51,214,536	4,752	1,110,333	52,329,621
Less - accumulated depreciation and amortization	21,153,503	198	663,807	21,817,508
PROPERTY, PLANT AND EQUIPMENT - NET	30,061,033	4,554	446,526	30,512,113

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,828,973	—	—	4,828,973
Deferred fuel costs	239,397	—	—	239,397
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	12,796	268	4,704	17,768
Other	124,214	9,096	33,356	166,666
TOTAL	5,579,479	9,364	41,133	5,629,976

TOTAL ASSETS	$44,117,784	$(1,928,753)	$5,433,618	$47,622,649

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,016,908	$—	$—	$1,016,908
Notes payable and commercial paper:
Associated companies	—	(243,862)	243,862	—
Other	38,874	1,945,229	—	1,984,103
Account payable:
Associated companies	24,651	(37,582)	12,931	—
Other	1,164,857	54	294,521	1,459,432
Customer deposits	404,880	—	—	404,880
Taxes accrued	199,390	(11,952)	19,436	206,874
Interest accrued	158,982	26,795	139	185,916
Deferred fuel costs	32,904	—	—	32,904
Obligations under capital leases	1,442	—	—	1,442
Pension and other postretirement liabilities	49,084	—	12,496	61,580
Current portion of unprotected excess accumulated deferred
income taxes	710,108	—	—	710,108
Other	130,609	1,843	35,474	167,926
TOTAL	3,932,689	1,680,525	618,859	6,232,073

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,448,017	(190,563)	(823,146)	4,434,308
Accumulated deferred investment tax credits	215,369	—	—	215,369
Obligations under capital leases	21,263	—	—	21,263
Regulatory liability for income taxes - net	1,901,043	—	—	1,901,043
Other regulatory liabilities	1,630,335	—	—	1,630,335
Decommissioning and retirement cost liabilities	3,167,009	—	3,231,971	6,398,980
Accumulated provisions	505,140	—	624	505,764
Pension and other postretirement liabilities	2,037,425	—	701,982	2,739,407
Long-term debt	12,521,013	2,229,173	107,500	14,857,686
Other	770,989	(388,409)	83,609	466,189
TOTAL	28,217,603	1,650,201	3,302,540	33,170,344

Subsidiaries' preferred stock without sinking fund	173,522	—	24,249	197,771

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2018	1,973,768	(2,172,323)	201,103	2,548
Paid-in capital	3,284,981	898,406	1,246,017	5,429,404
Retained earnings	6,824,652	1,268,563	485,061	8,578,276
Accumulated other comprehensive loss	(169,431)	—	(444,211)	(613,642)
Less - treasury stock, at cost (73,911,771 shares in 2018)	120,000	5,254,125	—	5,374,125
TOTAL	11,793,970	(5,259,479)	1,487,970	8,022,461

TOTAL LIABILITIES AND EQUITY	$44,117,784	$(1,928,753)	$5,433,618	$47,622,649

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$50,270	$971	$5,388	$56,629
Temporary cash investments	494,158	3,663	226,822	724,644
Total cash and cash equivalents	544,428	4,634	232,210	781,273
Notes receivable	—	(514,418)	514,418	—
Accounts receivable:
Customer	561,751	—	111,596	673,347
Allowance for doubtful accounts	(13,587)	—	—	(13,587)
Associated companies	43,639	(55,019)	11,381	—
Other	159,396	—	9,981	169,377
Accrued unbilled revenues	383,813	—	—	383,813
Total accounts receivable	1,135,012	(55,019)	132,958	1,212,950
Deferred fuel costs	95,746	—	—	95,746
Fuel inventory - at average cost	178,813	—	3,830	182,643
Materials and supplies - at average cost	672,715	—	50,506	723,222
Deferred nuclear refueling outage costs	130,103	—	3,061	133,164
Prepayments and other	150,568	(8,677)	14,442	156,333
TOTAL	2,907,385	(573,480)	951,425	3,285,331

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,785	(1,390,673)	86	198
Decommissioning trust funds	3,162,649	—	4,049,344	7,211,993
Non-utility property - at cost (less accumulated depreciation)	251,904	(13)	9,089	260,980
Other	439,264	—	2,598	441,862
TOTAL	5,244,602	(1,390,686)	4,061,117	7,915,033

PROPERTY, PLANT, AND EQUIPMENT

Electric	46,332,630	4,406	950,333	47,287,370
Property under capital lease	620,544	—	—	620,544
Natural gas	453,162	—	—	453,162
Construction work in progress	1,949,769	253	30,487	1,980,508
Nuclear fuel	822,260	—	100,941	923,200
TOTAL PROPERTY, PLANT AND EQUIPMENT	50,178,365	4,659	1,081,761	51,264,784
Less - accumulated depreciation and amortization	21,003,295	198	596,931	21,600,424
PROPERTY, PLANT AND EQUIPMENT - NET	29,175,070	4,461	484,830	29,664,360

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	—	—	—	—
Other regulatory assets	4,935,689	—	—	4,935,689
Deferred fuel costs	239,298	—	—	239,298
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	32,238	40,541	105,425	178,204
Other	70,288	9,635	32,139	112,062
TOTAL	5,651,612	50,176	140,637	5,842,425

TOTAL ASSETS	$42,978,669	$(1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$760,007	$—	$—	$760,007
Notes payable and commercial paper:
Associated companies	—	(6,433)	6,433	—
Other	111,345	1,466,963	—	1,578,308
Account payable:
Associated companies	31,970	(67,310)	35,340	—
Other	1,211,661	109	240,446	1,452,216
Customer deposits	401,330	—	—	401,330
Taxes accrued	241,877	(12,298)	(14,612)	214,967
Interest accrued	161,077	26,603	292	187,972
Deferred fuel costs	146,522	—	—	146,522
Obligations under capital leases	1,502	—	—	1,502
Pension and other postretirement liabilities	59,378	—	12,234	71,612
Other	129,001	1,958	90,812	221,771
TOTAL	3,255,670	1,409,592	370,945	5,036,207

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,288,573	(151,174)	(670,896)	4,466,503
Accumulated deferred investment tax credits	219,634	—	—	219,634
Obligations under capital leases	22,015	—	—	22,015
Regulatory liability for income taxes - net	2,900,204	—	—	2,900,204
Other regulatory liabilities	1,588,520	—	—	1,588,520
Decommissioning and retirement cost liabilities	3,002,469	—	3,183,345	6,185,814
Accumulated provisions	477,742	—	531	478,273
Pension and other postretirement liabilities	2,170,518	—	740,136	2,910,654
Long-term debt	12,163,671	2,048,518	103,070	14,315,259
Other	714,509	(393,075)	72,314	393,748
TOTAL	28,547,855	1,504,269	3,428,500	33,480,624

Subsidiaries' preferred stock without sinking fund	173,554	—	24,249	197,803

COMMON EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 20157	2,030,268	(2,228,823)	201,103	2,548
Paid-in capital	2,934,943	1,006,941	1,491,549	5,433,433
Retained earnings	6,304,977	1,676,129	(3,404)	7,977,702
Accumulated other comprehensive income (loss)	(148,598)	—	125,067	(23,531)
Less - treasury stock, at cost (74,235,135 shares in 2017)	120,000	5,277,637	—	5,397,637
TOTAL	11,001,590	(4,823,390)	1,814,315	7,992,515

TOTAL LIABILITIES AND EQUITY	$42,978,669	$(1,909,529)	$5,638,009	$46,707,149

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,330,265	$(40)	$—	$2,330,225
Natural gas	29,943	—	—	29,943
Competitive businesses	—	—	308,602	308,602
Total	2,360,208	(40)	308,602	2,668,770

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	447,051	(40)	18,791	465,802
Purchased power	399,454	40	17,540	417,034
Nuclear refueling outage expenses	34,650	—	710	35,360
Other operation and maintenance	628,751	11,724	199,628	840,103
Asset write-offs, impairments and related charges	—	—	68,943	68,943
Decommissioning	37,285	—	60,320	97,605
Taxes other than income taxes	135,812	415	22,320	158,547
Depreciation and amortization	311,518	386	38,581	350,485
Other regulatory charges	143,294	—	—	143,294
Total	2,137,815	12,525	426,833	2,577,173

OPERATING INCOME	222,393	(12,565)	(118,231)	91,597

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	31,670	—	—	31,670
Interest and investment income	52,296	(38,713)	57,551	71,134
Miscellaneous - net	(28,370)	(2,786)	(17,335)	(48,491)
Total	55,596	(41,499)	40,216	54,313

INTEREST EXPENSE
Interest expense	154,587	29,261	8,466	192,314
Allowance for borrowed funds used during construction	(14,668)	—	—	(14,668)
Total	139,919	29,261	8,466	177,646

INCOME BEFORE INCOME TAXES	138,070	(83,325)	(86,481)	(31,736)

Income taxes	(240,324)	(10,128)	(30,144)	(280,596)

CONSOLIDATED NET INCOME	378,394	(73,197)	(56,337)	248,860

Preferred dividend requirements of subsidiaries	2,892	—	547	3,439

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$375,502	$(73,197)	$(56,884)	$245,421

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.07	($0.40)	($0.31)	$1.36
DILUTED	$2.05	($0.40)	($0.31)	$1.34

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,823,203
DILUTED				182,982,630
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,271,257	$(37)	$—	$2,271,220
Natural gas	30,075	—	—	30,075
Competitive businesses	—	—	317,255	317,255
Total	2,301,332	(37)	317,255	2,618,550

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	367,422	(36)	28,561	395,947
Purchased power	377,916	37	38,544	416,497
Nuclear refueling outage expenses	34,486	—	3,802	38,288
Other operation and maintenance	597,624	6,611	190,732	794,967
Asset write-offs, impairments and related charges	—	—	193,571	193,571
Decommissioning	40,105	—	60,191	100,296
Taxes other than income taxes	134,016	393	18,855	153,264
Depreciation and amortization	297,954	443	51,931	350,328
Other regulatory credits	6,553	—	—	6,553
Total	1,856,076	7,448	586,187	2,449,711

OPERATING INCOME	445,256	(7,485)	(268,932)	168,839

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	22,376	—	—	22,376
Interest and investment income	59,927	(38,734)	58,904	80,097
Miscellaneous - net	(15,615)	(1,613)	(14,974)	(32,202)
Total	66,688	(40,347)	43,930	70,271

INTEREST EXPENSE
Interest expense	145,234	22,087	6,056	173,377
Allowance for borrowed funds used during construction	(10,523)	—	—	(10,523)
Total	134,711	22,087	6,056	162,854

INCOME BEFORE INCOME TAXES	377,233	(69,919)	(231,058)	76,256

Income taxes	130,851	(13,019)	(454,944)	(337,112)

CONSOLIDATED NET INCOME	246,382	(56,900)	223,886	413,368

Preferred dividend requirements of subsidiaries	2,899	—	547	3,446

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$243,483	$(56,900)	$223,339	$409,922

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.36	($0.32)	$1.24	$2.28
DILUTED	$1.35	($0.32)	$1.24	$2.27

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,475,346
DILUTED				180,234,694
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,578,559	$(73)	$—	$4,578,486
Natural gas	86,638	—	—	86,638
Competitive businesses	—	—	727,526	727,526
Total	4,665,197	(73)	727,526	5,392,650

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	870,448	(73)	38,723	909,098
Purchased power	778,441	70	34,547	813,058
Nuclear refueling outage expenses	75,123	—	2,997	78,120
Other operation and maintenance	1,216,756	16,546	390,385	1,623,687
Asset write-offs, impairments and related charges	—	—	141,867	141,867
Decommissioning	73,550	—	118,455	192,005
Taxes other than income taxes	283,728	1,374	38,663	323,765
Depreciation and amortization	619,984	757	76,730	697,471
Other regulatory charges	186,319	—	—	186,319
Total	4,104,349	18,674	842,367	4,965,390

OPERATING INCOME	560,848	(18,747)	(114,841)	427,260

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	60,014	—	—	60,014
Interest and investment income	109,100	(77,286)	56,191	88,005
Miscellaneous - net	(45,503)	(4,387)	(29,959)	(79,849)
Total	123,611	(81,673)	26,232	68,170

INTEREST EXPENSE
Interest expense	304,159	54,349	16,729	375,237
Allowance for borrowed funds used during construction	(27,933)	—	—	(27,933)
Total	276,226	54,349	16,729	347,304

INCOME BEFORE INCOME TAXES	408,233	(154,769)	(105,338)	148,126

Income taxes	(188,100)	(17,611)	(31,222)	(236,933)

CONSOLIDATED NET INCOME	596,333	(137,158)	(74,116)	385,059

Preferred dividend requirements of subsidiaries	5,784	—	1,094	6,878

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$590,549	$(137,158)	$(75,210)	$378,181

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.27	($0.76)	($0.42)	$2.09
DILUTED	$3.24	($0.75)	($0.41)	$2.08

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,765,708
DILUTED				182,208,328
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$4,263,018	$(58)	$—	$4,262,960
Natural gas	73,426	—	—	73,426
Competitive businesses	—	—	870,622	870,622
Total	4,336,444	(58)	870,622	5,207,008

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	763,367	(58)	50,204	813,513
Purchased power	698,211	58	75,995	774,264
Nuclear refueling outage expenses	71,063	—	9,790	80,853
Other operation and maintenance	1,154,757	11,466	475,602	1,641,825
Asset write-offs, impairments and related charges	—	—	405,362	405,362
Decommissioning	79,615	—	135,054	214,669
Taxes other than income taxes	266,639	1,202	41,775	309,616
Depreciation and amortization	592,312	757	104,524	697,593
Other regulatory credits	(78,749)	—	—	(78,749)
Total	3,547,215	13,425	1,298,306	4,858,946

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME	789,229	(13,483)	(411,414)	364,332

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	41,384	—	—	41,384
Interest and investment income	111,608	(77,004)	102,042	136,646
Miscellaneous - net	(29,839)	(2,829)	(14,723)	(47,391)
Total	123,153	(79,833)	87,319	130,639

INTEREST EXPENSE
Interest expense	288,599	43,370	12,497	344,466
Allowance for borrowed funds used during construction	(19,565)	—	—	(19,565)
Total	269,034	43,370	12,497	324,901

INCOME BEFORE INCOME TAXES	643,348	(136,686)	(336,592)	170,070

Income taxes	229,343	(25,412)	(533,281)	(329,350)

CONSOLIDATED NET INCOME	414,005	(111,274)	196,689	499,420

Preferred dividend requirements of subsidiaries	5,798	—	1,094	6,892

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$408,207	$(111,274)	$195,595	$492,528

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.28	($0.62)	$1.09	$2.75
DILUTED	$2.27	($0.62)	$1.09	$2.74

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,405,592
DILUTED				180,032,233
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2018
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,594,552	$(130)	$—	$9,594,422
Natural gas	152,068	0	0	152,068
Competitive businesses	0	0	1,513,633	1,513,633
Total	9,746,620	(130)	1,513,633	11,260,123

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,015,657	(130)	71,648	2,087,175
Purchased power	1,403,391	127	63,225	1,466,743
Nuclear refueling outage expenses	158,070	0	7,348	165,418
Other operation and maintenance	2,480,323	32,208	784,600	3,297,131
Asset write-offs, impairments and related charges	0	0	274,877	274,877
Decommissioning	144,663	0	238,357	383,020
Taxes other than income taxes	553,496	1,704	76,505	631,705
Depreciation and amortization	1,222,693	1,678	165,327	1,389,698
Other regulatory charges - net	133,325	0	0	133,325
Total	8,111,618	35,587	1,681,887	9,829,092

OPERATING INCOME (LOSS)	1,635,002	(35,717)	(168,254)	1,431,031

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	113,718	0	0	113,718
Interest and investment income	215,809	(154,523)	178,270	239,556
Miscellaneous - net	(77,387)	(6,562)	(69,631)	(153,580)
Total	252,140	(161,085)	108,639	199,694

INTEREST EXPENSE
Interest expense	607,729	102,308	27,946	737,983
Allowance for borrowed funds used during construction	(53,237)	0	0	(53,237)
Total	554,492	102,308	27,946	684,746

INCOME (LOSS) BEFORE INCOME TAXES	1,332,650	(299,110)	(87,561)	945,979

Income taxes	377,173	(97,766)	355,580	634,987

CONSOLIDATED NET INCOME (LOSS)	955,477	(201,344)	(443,141)	310,992

Preferred dividend requirements of subsidiaries	11,540	0	2,187	13,727

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$943,937	$(201,344)	$(445,328)	$297,265

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.24	($1.12)	($2.47)	$1.65
DILUTED	$5.20	($1.11)	($2.45)	$1.64

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,346,266
DILUTED				181,444,134
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2017
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,994,239	$(112)	$—	$8,994,127
Natural gas	132,040	—	—	132,040
Competitive businesses	—	—	1,854,071	1,854,071
Total	9,126,279	(112)	1,854,071	10,980,238

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,521,687	(112)	214,706	1,736,281
Purchased power	1,377,790	112	111,893	1,489,795
Nuclear refueling outage expenses	133,293	—	57,962	191,254
Other operation and maintenance	2,392,614	22,961	991,040	3,406,616
Asset write-offs, impairments and related charges	—	—	3,226,669	3,226,669
Decommissioning	156,925	—	239,917	396,842
Taxes other than income taxes	515,715	1,109	86,267	603,091
Depreciation and amortization	1,170,971	1,430	202,438	1,374,840
Other regulatory charges - net	(7,019)	—	—	(7,019)
Total	7,261,976	25,500	5,130,892	12,418,369

Gain on sale of assets	—	—	16,270	16,270

OPERATING INCOME (LOSS)	1,864,303	(25,612)	(3,260,551)	(1,421,861)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	76,155	—	—	76,155
Interest and investment income	205,464	(152,998)	150,178	202,645
Miscellaneous - net	(66,759)	(7,557)	(36,478)	(110,794)
Total	214,860	(160,555)	113,700	168,006

INTEREST EXPENSE
Interest expense	581,240	89,512	22,817	693,569
Allowance for borrowed funds used during construction	(36,927)	—	—	(36,927)
Total	544,313	89,512	22,817	656,642

INCOME (LOSS) BEFORE INCOME TAXES	1,534,850	(275,679)	(3,169,668)	(1,910,497)

Income taxes	549,681	(44,460)	(1,542,803)	(1,037,582)

CONSOLIDATED NET INCOME (LOSS)	985,169	(231,219)	(1,626,865)	(872,915)

Preferred dividend requirements of subsidiaries	13,267	—	2,188	15,455

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$971,902	$(231,219)	$(1,629,053)	$(888,370)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.40	($1.29)	($9.05)	($4.94)
DILUTED	$5.40	($1.29)	($9.05)	($4.94)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,009,482
DILUTED				180,009,482
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income	$248,860	$413,368	$(164,508)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	502,428	511,298	(8,870)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(15,875)	(340,724)	324,849
Asset write-offs, impairments and related charges	25,703	75,802	(50,099)
Changes in working capital:
Receivables	(176,665)	(150,110)	(26,555)
Fuel inventory	24,773	(252)	25,025
Accounts payable	166,321	57,369	108,952
Taxes accrued	48,209	56,630	(8,421)
Interest accrued	7,955	9,974	(2,019)
Deferred fuel costs	(56,025)	(120,556)	64,531
Other working capital accounts	(106,978)	(84,181)	(22,797)
Changes in provisions for estimated losses	16,699	(3,309)	20,008
Changes in other regulatory assets	22,363	15,115	7,248
Changes in other regulatory liabilities	(215,859)	10,074	(225,933)
Changes in pensions and other postretirement liabilities	(83,860)	(93,916)	10,056
Other	114,481	(66,292)	180,773
Net cash flow provided by operating activities	522,530	290,290	232,240
INVESTING ACTIVITIES
Construction/capital expenditures	(953,940)	(925,264)	(28,676)
Allowance for equity funds used during construction	31,823	22,623	9,200
Nuclear fuel purchases	(40,674)	(72,143)	31,469
Proceeds from sale of assets	9,163	—	9,163
Insurance proceeds received for property damages	8,941	5,248	3,693
Changes in securitization account	11,817	10,991	826
Payments to storm reserve escrow account	(1,569)	(644)	(925)
Receipts from storm reserve escrow account	—	—	—
Decrease (increase) in other investments	(10,363)	12,082	(22,445)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	—	—
Proceeds from nuclear decommissioning trust fund sales	709,838	948,948	(239,110)
Investment in nuclear decommissioning trust funds	(720,290)	(960,245)	239,955
Net cash flow used in investing activities	(955,254)	(958,404)	3,150
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	853,467	800,331	53,136
Treasury stock	1,739	5,371	(3,632)
Retirement of long-term debt	(1,835,131)	(54,647)	(1,780,484)
Changes in credit borrowings and commercial paper - net	1,178,972	(74,421)	1,253,393
Other	5,241	2,495	2,746
Dividends paid:
Common stock	(160,934)	(156,136)	(4,798)
Preferred stock	(3,439)	(3,446)	7
Net cash flow provided by financing activities	39,915	519,547	(479,632)
Net increase (decrease) in cash and cash equivalents	(392,809)	(148,567)	(244,242)
Cash and cash equivalents at beginning of period	1,205,596	1,083,062	122,534
Cash and cash equivalents at end of period	$812,787	$934,495	$(121,708)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$177,023	$156,421	$20,602
Income taxes	$18,442	$3,371	$15,071

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income	$385,059	$499,420	$(114,361)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,027,609	1,042,671	(15,062)
Deferred income taxes, investment tax credits, and non-current taxes accrued	88,732	(324,227)	412,959
Asset write-offs, impairments and related charges	51,503	220,828	(169,325)
Gain on sale of assets	—	(16,270)	16,270
Changes in working capital:
Receivables	(45,515)	6,091	(51,606)
Fuel inventory	8,512	6,213	2,299
Accounts payable	97,464	9,687	87,777
Taxes accrued	(8,092)	(2,202)	(5,890)
Interest accrued	(2,056)	(3,947)	1,891
Deferred fuel costs	(132,263)	(127,945)	(4,318)
Other working capital accounts	(134,982)	(91,505)	(43,477)
Changes in provisions for estimated losses	27,443	(7,340)	34,783
Changes in other regulatory assets	106,712	62,612	44,100
Changes in other regulatory liabilities	(247,239)	(8,250)	(238,989)
Changes in pensions and other postretirement liabilities	(181,278)	(180,346)	(932)
Other	38,314	(265,807)	304,121
Net cash flow provided by operating activities	1,079,923	819,683	260,240
INVESTING ACTIVITIES
Construction/capital expenditures	(1,885,419)	(1,719,712)	(165,707)
Allowance for equity funds used during construction	60,335	41,877	18,458
Nuclear fuel purchases	(90,321)	(209,756)	119,435
Proceeds from sale of assets	9,163	100,000	(90,837)
Insurance proceeds received for property damages	10,523	26,157	(15,634)
Changes in securitization account	4,754	10,028	(5,274)
Payments to storm reserve escrow account	(2,744)	(1,124)	(1,620)
Receipts from storm reserve escrow account	—	8,836	(8,836)
Decrease (increase) in other investments	(10,769)	1,705	(12,474)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	25,493	(25,493)
Proceeds from nuclear decommissioning trust fund sales	1,801,170	1,462,698	338,472
Investment in nuclear decommissioning trust funds	(1,826,384)	(1,516,406)	(309,978)
Net cash flow used in investing activities	(1,929,692)	(1,770,204)	(159,488)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,359,193	1,036,529	2,322,664
Treasury stock	3,691	7,819	(4,128)
Retirement of long-term debt	(2,569,131)	(866,337)	(1,702,794)
Changes in credit borrowings and commercial paper - net	405,795	833,957	(428,162)
Other	10,434	4,305	6,129
Dividends paid:
Common stock	(321,821)	(312,209)	(9,612)
Preferred stock	(6,878)	(6,892)	14
Net cash flow provided by financing activities	881,283	697,172	184,111
Net increase (decrease) in cash and cash equivalents	31,514	(253,349)	284,863
Cash and cash equivalents at beginning of period	781,273	1,187,844	(406,571)
Cash and cash equivalents at end of period	$812,787	$934,495	$(121,708)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$362,629	$334,555	$28,074
Income taxes	$14,145	($14,673)	$28,818

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2018 vs. 2017
(Dollars in thousands)
(Unaudited)
	2018	2017	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$310,992	$(872,915)	$1,183,907
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,063,516	2,153,209	(89,693)
Deferred income taxes, investment tax credits, and non-current taxes accrued	942,012	(990,458)	1,932,470
Asset write-offs, impairments and related charges	187,926	3,042,136	(2,854,210)
Gain on sale of asset	—	(16,270)	16,270
Changes in working capital:
Receivables	(149,243)	(33,211)	(116,032)
Fuel inventory	(744)	34,837	(35,581)
Accounts payable	189,579	138,696	50,883
Taxes accrued	27,963	(38,221)	66,184
Interest accrued	2,633	(1,739)	4,372
Deferred fuel costs	51,972	(373,598)	425,570
Other working capital accounts	(47,808)	61,621	(109,429)
Changes in provisions for estimated losses	31,504	12,032	19,472
Changes in other regulatory assets	639,604	(95,557)	735,161
Changes in other regulatory liabilities	2,676,806	79,276	2,597,530
Deferred tax rate change recognized as regulatory liability / asset	(3,665,498)	—	(3,665,498)
Changes in pensions and other postretirement liabilities	(131,618)	(148,409)	16,791
Other	(245,856)	(385,127)	139,271
Net cash flow provided by operating activities	2,883,740	2,566,302	317,438
INVESTING ACTIVITIES
Construction/capital expenditures	(3,773,239)	(3,205,436)	(567,803)
Allowance for equity funds used during construction	114,458	77,070	37,388
Nuclear fuel purchases	(257,889)	(400,355)	142,466
Payment for purchase of plant or assets	(16,762)	(1,426)	(15,336)
Proceeds from sale of assets	9,163	100,000	(90,837)
Insurance proceeds received for property damages	10,523	47,125	(36,602)
Changes in securitization account	(3,951)	796	(4,747)
Payments to storm reserve escrow account	(4,498)	(1,863)	(2,635)
Receipts from storm reserve escrow account	2,487	8,836	(6,349)
Decrease (increase) in other investments	(11,396)	10,703	(22,099)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	105,171	(105,171)
Proceeds from nuclear decommissioning trust fund sales	3,501,219	2,638,946	862,273
Investment in nuclear decommissioning trust funds	(3,570,652)	(2,733,581)	(837,071)
Net cash flow used in investing activities	(4,000,537)	(3,354,014)	(646,523)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,132,054	3,980,319	151,735
Preferred stock of subsidiary	14,399	—	14,399
Treasury stock	76,601	24,078	52,523
Retirement of long-term debt	(3,288,475)	(2,757,465)	(531,010)
Repurchase / redemption of preferred stock	(20,599)	(115,283)	94,684
Changes in credit borrowings and commercial paper - net	735,134	224,080	511,054
Other	(1,602)	7,709	(9,311)
Dividends paid:
Common stock	(638,497)	(620,201)	(18,296)
Preferred stock	(13,926)	(17,129)	3,203
Net cash flow provided by financing activities	995,089	726,108	268,981
Net decrease in cash and cash equivalents	(121,708)	(61,604)	(60,104)
Cash and cash equivalents at beginning of period	934,495	996,099	(61,604)
Cash and cash equivalents at end of period	$812,787	$934,495	$(121,708)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$706,445	$670,590	$35,855
Income taxes	$15,443	($3,963)	$19,406